Exhibit 107

Calculation of Filing Fee Table

Form F-3
(Form Type)

trivago N.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Unallocated (Universal) Shelf	Class A shares underlying ADSs, debt securities, warrants, purchase contracts and units	Rule 457(o)	(2)	(3)	$500,000,000 (2)	$147.60 per million dollars	$73,800	—	—	—	—
	Equity	Class A shares underlying ADSs (1)	Rule 457(c)	62,952,737	$0.40 (4)	$25,181,095	$147.60 per million dollars	$3,717	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts							$77,517
	Total Fees Previously Paid							—
	Total Fee Offsets							$87,261
	Net Fee Due							0

(1)	Each ADS represents five (5) Class A shares. ADSs issuable upon deposit of the Class A shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 filed on November 17, 2023 (File No. 333-214914).
(2)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(3)	The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to Item 9.b Instructions 2.A.iii.b of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(4)
The proposed maximum aggregate offering price per Class A share underlying ADSs to be sold by the selling shareholder is estimated solely for the purposes of calculating the registration fee under Rule 457(c) under the Securities Act. The per share price is calculated by dividing $2.00 per ADS, the average of the high and low sale prices per share of the ADSs on the Nasdaq Global Select Market on July 10, 2024, which date is within five business days prior to the filing of this registration statement, by five, the number of Class A shares underlying each ADS. The Class A shares only trade on Nasdaq in ADS form.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fee Offset Claims	trivago N.V.	F-3	333-255378	—	April 27, 2021	$54,550 (5)	Unallocated (Universal) Shelf	(7)	Unallocated (Universal) Shelf	$500,000,000	—
	trivago N.V.	F-3	333-255378	—	April 27, 2021	$32,711 (5)	Equity	Class A shares underlying ADSs	83,054,879 Class A shares underlying ADSs	$299,828,113	—
Fee Offset Sources	trivago N.V.	F-3	333-224151	April 5, 2018	—	—	Unallocated (Universal) Shelf	(7)	—	—	$54,550 (6)
	trivago N.V.	F-3	333-224151	April 5, 2018	—	—	Equity	Class A shares underlying ADSs	—	—	$32,711 (6)

(5)
Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement with $87,261 of registration fees previously paid with respect to the unsold securities (the “Unsold Offset Securities”) registered on the Registration Statement on Form F-3, which was filed by the registrant on April 27, 2021 (File No. 333-255378) (the “2021 Registration Statement”). The $69,958 unused amount of the registration fees paid under the 2018 Registration Statement (as defined below) was transferred to the 2021 Registration Statement to be applied to future filings, and is hereby transferred to this registration statement to be applied to future filings. The registrant has either withdrawn the 2021 Registration Statement or has terminated or completed any offering that included the unsold securities under the 2021 Registration Statement.

(6)
The unsold securities previously registered on the Registration Statement on Form F-3, filed by the registrant on April 5, 2018 (File No. 333-224151) (the “2018 Registration Statement”) are the original source to which the contemporaneous fee payments for the 2021 Registration Statement can be traced.

(7)	The 2018 Registration Statement and the 2021 Registration Statement registered for sale the registrant’s Class A shares underlying ADSs, debt securities, warrants, purchase contracts and units.